EXHIBIT 10(a)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Separate Account VA B of our report dated April 23, 2018 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 30, 2018, relating to the financial statements of Transamerica Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 30, 2018